    As filed with the Securities and Exchange Commission on September 4, 1997
                                                   Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------
                                    Form S-1
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                            ------------------------

                      COMPASS PLASTICS & TECHNOLOGIES, INC.
             (Exact name of Registrant as specified in its charter)

              Delaware                                   2821                               95-4611994
   (State or other jurisdiction of           (Primary standard industrial      (I.R.S. employer identification no.)
   incorporation or organization)             classification code number)

                           15730 South Figueroa Street
                            Gardena, California 90248
              telephone: (213) 770-8771; facsimile: (310) 523-9859
          (Address and telephone number of principal executive offices and principal place of business)
                            ------------------------

                                MICHAEL A. GIBBS
                                    President
                      Compass Plastics & Technologies, Inc.
                           15730 South Figueroa Street
                            Gardena, California 90248
              telephone: (213) 770-8771; facsimile: (310) 523-9859
            (Name, address and telephone number of agent for service)
                         ------------------------------

                                   Copies to:
     STEPHEN A. WEISS, ESQ.                      SCOTT W. ALDERTON, ESQ.
    SPENCER G. FELDMAN, ESQ.                  LINDA GIUNTA MICHAELSON, ESQ.
  Greenberg, Traurig, Hoffman,            Troop Meisinger Steuber & Pasich, LLP
    Lipoff, Rosen & Quentel                      10940 Wilshire Boulevard
      153 East 53rd Street                    Los Angeles, California 90024
    New York, New York 10022                    telephone: (310) 824-7000
   telephone: (212) 801-9200                    facsimile: (310) 443-8569
   facsimile: (212) 223-7161

     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |_|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X| 333-28741
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |x|

                         CALCULATION OF REGISTRATION FEE

==============================================================================================================================

                                                                          Proposed             Proposed
                                                                          Maximum              Maximum
              Title of Each Class of                                      Offering            Aggregate            Amount of
           Securities to be Registered              Amount to be           Price               Offering           Registration
                                                    Registered(1)       Per Share (2)          Price(2)               Fee

------------------------------------------------------------------------------------------------------------------------------
      Common Stock, $.0001 par value........          364,167              $8.00               $2,913,336           $882.83
------------------------------------------------------------------------------------------------------------------------------
      Representatives' Warrants to
      Purchase Common Stock.................           31,667                 --                   --                    (3)
------------------------------------------------------------------------------------------------------------------------------
      Common Stock underlying the
      Representatives' Warrants (4).........           31,667             $12.40             $ 392,670.80           $118.99
------------------------------------------------------------------------------------------------------------------------------
      Total.................................                                                $3,306,006.80         $1,001.82
==============================================================================================================================
      (1)Includes 47,500 shares which the Underwriters have the option to purchase to cover over-allotments, if any.
      (2)Estimated solely for the purpose of computing the registration fee pursuant to Rule 457.
      (3)No fee required pursuant to 457(g) under the Securities Act.
      (4)Pursuant to Rule 416 under the Securities Act, this Registration Statement also covers such additional shares as may become issuable as a result of the anti-dilution provisions contained in the Representatives' Warrants.

                                     PART I

                       INFORMATION REQUIRED IN PROSPECTUS

Incorporation by Reference of Registration Statement on Form S-1 File No. 333-28741

         Compass Plastics & Technologies, Inc. (the "Company") hereby incorporates by reference into this Registration Statement on Form S-1 in its entirety the Registration Statement on Form S-1 (File No. 333-28741) declared effective on September 3, 1997 by the Securities and Exchange Commission (the "Commission"), including each of the documents filed by the Company with the Commission and incorporated or deemed to be incorporated by reference therein.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.          Exhibits and Financial Statement Schedules.

Exhibit No.       Description
-----------       -----------

5.1               Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel.

23.1              Consent of Marcum & Kliegman LLP, independent auditors.

23.2              Consent of Block, Plant, Eisner, Fiorito & Belak-Berger, independent accountants.

23.3              Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel (filed as part of Exhibit 5.1).

24.1*             Power of Attorney.

----------
*Incorporated by reference to the Company's Registration Statement on Form S-1,
 File No. 333-28741.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 3rd day of September 1997.

                                COMPASS PLASTICS & TECHNOLOGIES, INC.

                                By:/s/ Michael A. Gibbs
                                   -------------------------------------
                                      Michael A. Gibbs
                                      President

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                                Title                                           Date
  ---------                                -----                                           ----
/s/Geoffrey J.F. Gorman*            Chairman of the Board and Director                     September 3, 1997
-------------------------------
Geoffrey J.F. Gorman

/s/ Michael A. Gibbs                President and Director (Principal Executive Officer)   September 3, 1997
-------------------------------
Michael A. Gibbs

/s/Paul J. Iacono*                  Vice President-Finance (Principal Financial or         September 3, 1997
-------------------------------     Accounting Officer)
Paul J. Iacono

/s/ Christopher H.B. Mills*         Director                                               September 3, 1997
-------------------------------
Christopher H.B. Mills

/s/ Jay M. Swanson*                 Director                                               September 3, 1997
-------------------------------
Jay M. Swanson

*By: /s/ Michael A. Gibbs
-------------------------
Michael A. Gibbs
Attorney-in-Fact

                                INDEX TO EXHIBITS


Exhibit No.       Description
-----------       -----------

5.1               Opinion of Greenberg Traurig Hoffman Lipoff Rosen & Quentel.

23.1              Consent of Marcum & Kliegman LLP, independent auditors.

23.2              Consent of Block, Plant, Eisner, Fiorito & Belak-Berger, independent accountants.

23.3              Consent of Greenberg Traurig Hoffman Lipoff Rosen & Quentel (filed as part of Exhibit 5.1).

24.1*             Power of Attorney.

--------
* Incorporated by reference to the Company's Registration Statement on form S-1, File No. 333-28741.